Power of Attorney

Loke Che Chan Gilbert is the holder of 50% of the entire registered capital in Greenpro Synergy Network Limited (the “Company”) (“My Shareholding”), hereby irrevocably authorize Greenpro Holding Limited (“Lender”) to exercise the following rights relating to My shareholding during the term of this Power of Attorney:

Lender is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to:

1) attend shareholders’ meetings of Company;

2) exercise all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of Hong Kong SAR and Company’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and

3) designate and appoint on behalf of myself the legal representative, director, supervisor and other senior management members of Company.

Without limiting the generality of the powers granted hereunder, Lender shall have the power and authority under this Power of Attorney to execute the Transfer Contracts stipulated in Exclusive Option Agreement, to which I am required to be a party, on behalf of myself, and to effect the terms of the Share Pledge Agreement and Exclusive Option Agreement, both dated the date hereof, to which I am a party.

Strictly Confidential

All the actions associated with My Shareholding conducted by Lender shall be deemed as my own actions, and all the documents related to My Shareholding executed by Lender shall be deemed to be executed by me. We hereby acknowledge and ratify those actions and/or documents by Lender.

Lender is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining My consent.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am the shareholder of Company.

During the term of this Power of Attorney, We hereby waive all the rights associated with My Shareholding, which have been authorized to Lender through this Power of Attorney, and shall not exercise such rights by myself.

Loke Che Chan Gilbert

By:	/s/ Loke Che Chan Gilbert

June 13, 2016

Witness:	/s/ Lee Chong Kuang

Name:	Lee Chong Kuang

June 13, 2016